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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 of Registration Statement No. 333-117786 of Primal Solutions, Inc. on Form SB-2 of our report dated February 14, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

Costa Mesa, California
August 30, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM